Exhibit 99.3

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING ANNOUNCES TEMPORARY CLOSURES OF

PROPERTIES IN ILLINOIS, INDIANA AND OHIO

LAS VEGAS — MARCH 15, 2020 —Boyd Gaming Corporation (NYSE: BYD) announced that four of the Company’s properties will be temporarily closing to the public: Belterra Casino Resort and Blue Chip Casino Hotel and Spa in Indiana; Belterra Park in Ohio; and Par-A-Dice Casino Hotel in Illinois.  All closures are related to state officials’ efforts to prevent the spread of COVID-19.

Belterra Park closed on Friday, March 13, at midnight Eastern Time. The Company closed the property in response to an order by the Ohio Department of Health prohibiting mass gatherings of 100 or more people in the state.  The Company does not have an estimated re-opening date at this time.

Par-A-Dice will close on Sunday, March 15 at midnight Central Time, in compliance with a closure order from the Illinois Gaming Board.  The Board’s order requires all casinos in the state of Illinois to remain closed until Monday, March 30.

Belterra Resort and Blue Chip will close on Monday, March 16 at 6 am local time, in compliance with orders from the Indiana Gaming Commission.  The Commission’s order requires all casinos in the state of Indiana to remain closed until Monday, March 30.

In addition to these closures, Valley Forge Casino Resort will remain closed until Friday, March 27, following a previous order by the Governor of Pennsylvania mandating the closure of all entertainment venues in Montgomery County, Pennsylvania.

There have been no reported cases of COVID-19 at any Boyd Gaming property. All closures are due solely to state mandates aimed at preventing the spread of the disease. All other Boyd Gaming properties remain in operation at this time.

The safety and well-being of our team members and customers is our utmost priority.  Starting in February, Boyd Gaming has been following stringent CDC-recommended protocols at its properties nationwide, including frequent handwashing by team members, increased placement of hand sanitizers and increased sanitation of frequently touched surfaces.  The Company has been advising all team members who are experiencing flu-like symptoms to go home immediately and contact their health care professional.

The Company is continuing to monitor developments related to COVID-19 and reinforcing our policies as necessary.  For additional information on Boyd Gaming’s efforts, visit: https://www.boydgaming.com/news/coronavirus

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future.  These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding COVID-19, the length of time Belterra Park, Belterra Resort, Blue Chip, Par-A-Dice and Valley Forge will be required to remain closed, and whether the Company will be required to close other properties.    Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance.  Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission.  All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states.  The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, over 800 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.